 Exhibit 10.1

TWO RIVER BANCORP

AMENDED and Restated
EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

PURPOSE OF PLAN

The purpose of the Two River Bancorp Amended and Restated Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Two River Bancorp (the “Company”) and its subsidiaries with an opportunity to purchase shares of common stock of the Company through payroll deductions. Participation in the Plan will provide eligible employees with a convenient method to acquire an interest in the long-term performance and success of the Company. The Plan is not intended to qualify as a stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

SECTION 2

DEFINITIONS

The following words have the following meanings unless a different meaning is plainly required by the context:

2.1 “Board” means the Board of Directors of the Company.

2.2 “Code” means the Internal Revenue Code of 1986, as amended.

2.3 “Committee” means the Compensation Committee of the Board, or such other persons as the Board may from time to time designate to administer the Plan.

2.4 “Common Stock” means the Company’s common stock, no par value.

2.5 “Company” means Two River Bancorp, a New Jersey corporation, and its successors.

2.6 “Deduction Account” means the account established on behalf of a Participant pursuant to Section 7.1 below, to which his or her payroll deductions shall be credited.

2.7 “Election Form” means an election (in a form approved by the Committee) that an Eligible Employee must complete to participate in the Plan and authorize payroll deductions to be made on the Eligible Employee’s behalf under the Plan.

2.8 “Eligible Employee” means an active Employee who (a) is not a Section 16 Insider, (b) is regularly scheduled to work 20 hours or more per week, (c) has been in continuous employment with the Company or one of its Subsidiaries since the last day of the second month prior to the first day of the applicable Offering Period, and (d) does not own 5% or more of the total combined voting power or values of all classes of stock of the Company. For purposes of this Section, continuous employment shall include any bona fide and Company-approved leave of absence such as (v) medical leave; (w) leave allowed under the Family and Medical Leave Act; (x) personal leave; (y) military leave; or (z) any other leave of absence approved by the Company.

2.9 “Employee” means a common law employee of the Company or one of its Subsidiaries.

2.10 “Fair Market Value” as of any Stock Purchase Date means the average of the closing bid and asked prices of the Common Stock reported on the NASDAQ Capital Market (or such other quotation system or stock exchange on which the Company’s Common Stock may be traded on the date in question) for the five trading days immediately preceding such Stock Purchase Date. If the Company’s Common Stock is not listed on NASDAQ or another quotation system or stock exchange on the Stock Purchase Date in question, the “Fair Market Value” shall be determined by the Committee in good faith by the reasonable application of a reasonable valuation method in accordance with Code Section 409A (and the regulations and guidance promulgated thereunder), which determination shall be final and binding on all parties.

2.11 “Offering Period” means the period of six consecutive months commencing on January 1 and July 1 of each year, during which a Participant can set aside payroll deductions for use in purchasing Common Stock; provided, however, that the initial Offering Period shall commence on March 1, 2011 and shall end on June 30, 2011. The Board shall have the power to change the duration of Offering Periods (both before and after any such Offering Period has commenced) with respect to future offerings.

2.12 “Participant” means an Eligible Employee who has elected to participate in the Plan in accordance with Section 6.1 below.

2.13 “Plan” means the Two River Bancorp Employee Stock Purchase Plan as set forth herein, as it may be amended from time to time.

2.14 “Plan Shares Account” means the account established on behalf of a Participant pursuant to Section 8.2 below, in which shares of Common Stock purchased under the Plan shall be held.

2.15 “Purchase Price” means, with respect to an Offering Period, an amount equal to the Fair Market Value of a share of Common Stock on the Stock Purchase Date.

2.16 “SEC” means the United States Securities and Exchange Commission.

2.17 “Section 16 Insider” means any Employee who is designated by the Company as a reporting person under Section 16 of the Securities Exchange Act of 1934, as amended.

2.18 “Stock Purchase Date” means a date on which a Participant purchases shares of Common Stock pursuant to the Plan. Unless otherwise determined by the Committee, the Stock Purchase Date means the fifteenth day following the last business day of each calendar quarter during the term of the Plan, or the next business day thereafter if such day is not a business day.

2.19 “Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more subsidiaries of the Company. The term “Subsidiary” includes present and future subsidiaries of the Company.

2.20 “Transfer Agent” means the officially designated transfer agent of the Company.

SECTION 3

ADMINISTRATION

3.1 General. The Committee shall administer the Plan. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan, including individuals who are employees of the Company or any Subsidiary. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules, regulations, and procedures relating to it, to waive any requirement of the Plan in whole or in part and on a general or case-by-case basis, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons unless otherwise determined by the Board. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be as fully effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations, if any, for the conduct of its business as it considers advisable.

3.2 Indemnification of Committee Members. Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION 4

STOCK SUBJECT TO THE PLAN

4.1 Number of Shares of Common Stock. The maximum number of shares of Common Stock that may be purchased by Participants pursuant to the Plan shall be 250,000 shares, subject to adjustment as provided in Section 4.2.

4.2 Adjustments. In the event of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination or exchange of shares of Common Stock during the term of the Plan, the number of shares reserved and authorized to be issued under the Plan shall be adjusted proportionately, and such other adjustment shall be made as may be considered necessary or equitable by the Committee or the Board. In the event of any other change affecting the Common Stock, such adjustments shall be made as may be considered equitable by the Committee or the Board to give proper effect to such change.

SECTION 5

ELIGIBILITY

Participation in the Plan shall be open only to Eligible Employees. No purchase rights may be granted under the Plan to any person who is not an Eligible Employee.

SECTION 6

PARTICIPATION AND WITHDRAWAL

6.1 Election Form; Changes to Election Form.

(a) Participation by any Eligible Employee in the Plan shall be entirely voluntary. Any Eligible Employee may become a Participant by completing and delivering an Election Form to the Company. Except with respect to the initial Offering Period under this Plan, such Eligible Employee shall become a Participant as of the first day of the next Offering Period following the delivery of his or her Election Form, provided that the Election Form has been delivered at least 30 business days prior to the beginning of the first day of that Offering Period. If the Election Form has not been delivered at least 30 business days prior to the beginning of the first day of that Offering Period, then such Eligible Employee shall become a Participant as of the first day of the next succeeding Offering Period. In order to Participate in the initial Offering Period under this Plan, an Eligible Employee must complete and deliver an Election Form at least five days prior to the first payroll date of the initial Offering Period. The Election Form will authorize specified regular payroll deductions (within the limits specified in Section 7.2 below) from the Participant’s periodic compensation during the time he or she is a Participant.

(b) Payroll deductions shall be made for each Participant in accordance with the Election Form and shall continue until the Participant’s participation terminates, the Election Form is modified, or the Plan is terminated. A Participant may increase or decrease his or her payroll deduction (within the limits specified in Section 7.2 below) by delivering a new Election Form to the Company. The Company or the applicable Subsidiary shall deduct the modified amount from the Participant’s payroll beginning with the first pay date to occur on or after the first day of the Offering Period immediately following the date such Election Form is properly delivered.

6.2 Termination of Participation. A Participant may elect at any time to terminate his or her participation in the Plan by written notice delivered to the Company no later than 15 business days before a pay date. Upon any termination of participation by a Participant: (a) the Participant shall cease to be a Participant; (b) his or her Election Form shall be revoked insofar as subsequent payroll deductions are concerned; (c) the amount in the Participant’s Deduction Account, as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded to the Participant; (d) certificates with respect to full shares of Common Stock credited to the Participant’s Plan Shares Account shall be issued to the Participant upon request by the Participant to the Transfer Agent (subject to any Transfer Agent fees); and (e) cash with respect to fractional shares of Common Stock credited to the Participant’s Plan Shares Account shall be paid to the Participant upon request by the Participant to the Transfer Agent. An Eligible Employee who has terminated participation in the Plan shall not be eligible for reinstatement as a Participant until the first day of the Offering Period coinciding with or immediately following the date that is three months after such termination.

Except as otherwise provided herein, if a Participant ceases to be an Eligible Employee, effective upon such cessation, (a) no further payroll deductions shall be made on his or her behalf, (b) the accumulated balance in his or her Deduction Account shall promptly be returned to the Participant, (c) certificates with respect to full shares of Common Stock credited to the Participant’s Plan Shares Account shall be issued to the Participant upon request by the Participant to the Transfer Agent (subject to any Transfer Agent fees), and (d) cash with respect to fractional shares of Common Stock credited to the Participant’s Plan Shares Account shall be paid to the Participant upon request by the Participant to the Transfer Agent. For purposes of this Section, a Participant shall not cease to be an Eligible Employee as a result of a bona fide and Company approved leave of absence such as (v) medical leave; (w) leave allowed under the Family and Medical Leave Act; (x) personal leave; (y) military leave; or (z) any other leave of absence approved by the Company.

SECTION 7

PAYROLL DEDUCTIONS

7.1 Deduction Account. The Company and/or its Subsidiaries will maintain a Deduction Account for each Participant. Authorized payroll deductions shall begin with the first pay date to occur on or after the first day of the first Offering Period with respect to which a Participant has elected (in accordance with Section 6.1) to participate in the Plan. Payments made by Participants through payroll deductions shall be credited to each Participant’s Deduction Account. No amounts other than payroll deductions authorized under the Plan may be credited to a Participant’s Deduction Account, unless the Committee otherwise consents in writing. Participant Deduction Account balances shall not be credited with interest.

7.2 Limits on Deductions. The amount of the payroll deduction specified by a Participant in his or her Election Form shall not be less than $10.00 or more than $1,000 for each pay period or such other amount as the Committee may determine in its sole discretion from time to time. A Participant may only take payroll deductions from his or her base salary, hourly rate of pay, or commissions and not from the Participant’s bonuses, incentive pay, disability payments, workers’ compensation payments, or other forms of compensation. To the extent a Participant’s base salary, hourly rate of pay, or commissions for a given pay period are insufficient to cover the deduction indicated in the Participant’s Election Form, such deduction shall be made in proportion to the base salary, hourly rate of pay, or commissions available.

SECTION 8

PURCHASE AND SALE OF COMMON STOCK

8.1 Purchase Price. The Purchase Price for each share of Common Stock purchased on a Stock Purchase Date shall be the Fair Market Value of the Common Stock on the Stock Purchase Date.

 8.2 Method of Purchase.

(a) Except as otherwise provided herein, each Participant having funds in his or her Deduction Account on a Stock Purchase Date shall be deemed, without any further action, to have been granted and to have exercised his or her option to purchase the number of shares of Common Stock which the funds in his or her Deduction Account could purchase on the Stock Purchase Date. Any balance in a Participant’s Deduction Account which is less than the purchase price of one share of Common Stock will be considered, solely for bookkeeping purposes, to represent a fractional share of Common Stock purchased by the Participant. If the number of shares of Common Stock available for purchase under the Plan on a Stock Purchase Date is not sufficient to exhaust all Deduction Accounts, the available shares shall be allocated in proportion to the funds available in each Deduction Account and the Plan shall thereafter terminate.

(b) All shares of Common Stock purchased under the Plan shall be maintained in separate Plan Shares Accounts for Participants. Any cash dividends paid with respect to the shares of Common Stock in a Participant’s Plan Shares Account shall be distributed directly to the Participant on such dividend payment date. Any non-cash dividends paid with respect to the shares of Common Stock in a Participant’s Plan Shares Account shall be added to the shares held for a Participant in his or her Plan Shares Account. Participants will be notified at least annually as to the amount and status of their Deduction Accounts and Plan Shares Accounts.

(c) In the event that the rules and regulations of the SEC or applicable securities exchange or other securities trading facility require temporary suspension of purchases by the Company or require that a purchase be spread over a longer period than indicated in this Section 8.2, purchases under the Plan shall be made or resumed when permitted by the rules and regulations of the SEC or applicable securities exchange or other securities trading facility and the Company shall not be accountable for its inability to make all purchases within the applicable period. If any SEC, securities exchange, or other securities trading facility suspension of trading in Common Stock remains effective for 90 consecutive days, the Company shall remit to each Participant promptly after the end of such period all cash credited to the Participant’s Deduction Account attributable to the Participant’s payroll deductions and any cash dividends paid with respect to shares of Common Stock held in a Participant’s Plan Shares Account.

8.3 Title of Accounts. Each Plan Shares Account may be in the name of the Participant or, if so indicated on the Election Form, in his or her name jointly or as tenants in common with a member of the Participant’s family, with right of survivorship.

8.4 Rights as a Shareholder. After a Participant’s Deduction Account has been charged with the amount of the Purchase Price, the Participant shall have all of the rights and privileges of a shareholder of the Company with respect to shares of Common Stock purchased under the Plan and held in the Plan Shares Account, whether or not certificates representing the shares shall have been issued. In addition to the provisions specified in the Plan relating to termination of a Participant’s participation in the Plan, subject to any applicable fees, a Participant may withdraw shares of Common Stock held in his or her Plan Shares Account by providing written notice to the Transfer Agent. A Participant’s written notice must provide the number of shares a Participant intends to withdraw. Certificates with respect to full shares withdrawn shall be issued to the Participant by the Transfer Agent. A Participant will receive cash in lieu of any fractional share interest withdrawn. In no event will certificates representing a fractional interest be issued.

8.5 Sale of Shares. Subject to the Company’s insider trading and blackout policies and any applicable federal securities laws, a Participant may sell full shares of Common Stock held in his or her Plan Shares Account by providing written notice to the Transfer Agent, specifying the number of full shares the Participant intends to sell. The Transfer Agent will execute an open market sale order providing for the sale of such full shares, within five business days of receipt of the notice, and deliver to the Participant a check for the proceeds of the sale, less any brokerage commissions, service fees, applicable withholding taxes, and transfer taxes (if any) incurred in connection with the sale. A request for full shares to be sold must be signed by all persons in whose names the Plan Shares Account appears.

8.6 Limitations on Purchases. No Participant may purchase Common Stock under the Plan, if, after the effect of such purchase, they would own 5% or more of the total combined voting power or values of all classes of stock of the Company. In such event, such Participant shall be deemed to have terminated participation in the Plan in accordance with Section 6.2.

SECTION 9

GENERAL PROVISIONS

9.1 Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only by the Participant.

9.2 Death of Participant. In the event of the death of a Participant, the Company shall deliver all amounts in such Participant’s Deduction Account to the Participant’s estate.

9.3 Amendment or Suspension of the Plan. The Committee or the Board may at any time, and from time to time, amend the Plan in any respect or suspend the operation of the Plan.

9.4 Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate at the earliest of: (a) as provided in Section 8.2(a); (b) when all shares of Common Stock reserved under the Plan have been purchased; or (c) at any time, at the discretion of the Committee or the Board. Notice of termination shall be given to all Participants, but any failure to give notice shall not impair the termination. Upon termination of the Plan, all amounts in Deduction Accounts of Participants and all Common Stock held in Plan Shares Accounts of Participants shall promptly be returned to such Participants (certificates with respect to full shares and cash with respect to fractional shares).

9.5 Expenses. The Company shall pay the service charges, brokerage, costs of mailing, and other charges incurred in connection with the purchase of shares of Common Stock. The cost of withdrawing, transferring, or selling shares of Common Stock shall be borne by Participants.

9.6 Tax Matters. Each Participant is responsible for all taxes (whether local, state, or federal) due because of the payment of a dividend on or the sale of shares of Common Stock credited to his or her Plan Shares Account. The Company shall timely prepare and forward to the United States Internal Revenue Service, the appropriate state and local authorities, and Participants the information returns required by the Code and applicable state statutes.

9.7 Effect of Financial Hardship Distribution. In the event a Participant receives a financial hardship distribution from the Two River Community Bank 401(k) Plan (the “401(k) Plan”), his or her Election Form under this Plan shall be immediately revoked and no further payroll deductions shall be made on his or her behalf under this Plan; provided, however, that the balance accumulated in such Participant’s Deduction Account under this Plan as of the date of the financial hardship distribution under the 401(k) Plan shall be used to purchase shares of Common Stock on the next Stock Purchase Date in accordance with Section 8 of this Plan. The Participant must submit a new Election Form to recommence contributions to this Plan after receiving a financial hardship distribution under the 401(k) Plan.

9.8 Governing Law; Compliance with Law. The Plan shall be construed in accordance the laws of the State of New Jersey. The Company’s obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with a Participant’s participation in the Plan.

9.9 Right to Terminate Service. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Participant.

9.10 Effective Date. The first Offering Period under the Plan shall commence on March 1, 2011.

9.11 Investment Intent. The Committee may require a Participant to confirm that he or she is purchasing with investment intent and not with a view to resale or other distribution.

9.12 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.